Exhibit 99-B.10



                         Consent of Independent Auditors




The Board of Directors of Aetna Insurance Company of America and Contractholders of Aetna Variable Annuity Account I:


We consent to the use of our report dated February 26, 1999, relating to the financial statements of the Aetna Variable Annuity Account I and our report dated March 24, 1999, relating to the consolidated financial statements of Aetna Insurance Company of America, which are included in this Registration Statement on Form N-4 (File No. 33-59749) and to the references to our firm under the headings "Independent Auditors" in the Statement of Additional Information and "Condensed Financial Information" in the Prospectus.


                                                                    /s/ KPMG LLP


Hartford, Connecticut
December 16, 1999